Exhibit 32



                                 CERTIFICATION
                PURSUANT TO SECTION 1350 PURSUANT TO SECTION 906
                         OF THE SARBANES-OXLEY ACT OF 2002


     Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of title 18 of the United States Code, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an executive officer of Dahua Inc. (the "Company "), that, to his or her knowledge, the Quarterly Report of Dahua Inc. on Form 10-QSB for the period ended June 30, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Dahua Inc.

     This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-QSB. A signed original of this statement has been provided to Dahua Inc. and will be retained by Dahua Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Dahua Inc.


BY: /s/ Yonglin Du
---------------------
President and Chief Executive Officer


BY: /s/ Hua Meng
----------------------
Hua Meng
Chief Financial Officer


Date:  September 21, 2005